UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2023

VITAL ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 E. Second Street	Suite 1000
Tulsa	Oklahoma	74120
(Address of principal executive offices)		(Zip code)
 Registrant's telephone number, including area code: (918) 513-4570

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VTLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Vital Energy, Inc. (the "Company") held a Special Meeting of Stockholders (the "Special Meeting") on Tuesday, November 21, 2023. At the Special Meeting, upon the recommendation of the Company's Board of Directors (the "Board"), the Company's stockholders approved an amendment (the "Amendment") to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), from 40,000,000 to 80,000,000 shares.

The Amendment became effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation (the "Certificate of Amendment") with the Secretary of State of the State of Delaware on November 21, 2023. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Special Meeting, upon the recommendation of the Board), the Company's stockholders were requested to: (1) approve the Amendment (the "Charter Proposal"); (2) approve the issuance of shares of Common Stock upon conversion of the Company's 2.0% Cumulative Mandatorily Convertible Series A Preferred Stock, par value $0.01 per share (the "Preferred Stock"), for purposes of complying with Rule 312.03 of the New York Stock Exchange Listed Company Manual (the "Conversion Proposal"); and (3) approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit solicitation of additional votes if there are insufficient votes to approve the Charter Proposal and the Conversion Proposal.

As of October 19, 2023, the record date for the Special Meeting, there were 22,689,016 shares of Common Stock outstanding and entitled to vote at the Special Meeting and a total of 16,830,934 shares (approximately 74.18%) were represented in person or by proxy at the Special Meeting, constituting a quorum. The following are the final voting results on proposals considered and voted upon at the Special Meeting, each of which is more fully described in the Company's proxy statement for the Special Meeting, filed with the Securities and Exchange Commission on October 25, 2022:

1.The Charter Proposal was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
15,824,963	993,439	12,532	—
2.The Conversion Proposal was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
12,140,656	224,613	370,764	4,094,901

The proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve the Charter Proposal and the Conversion Proposal was not voted upon at the Special Meeting since there were sufficient votes to approve the Charter Proposal and the Conversion Proposal.

Item 7.01. Regulation FD Disclosure.

On November 21, 2023, the Company announced its intention to mandatorily convert all outstanding shares of its Preferred Stock into shares of Common Stock on November 29, 2023 pursuant to the terms of the Certificate of Designations of 2.0% Cumulative Mandatorily Convertible Series A Preferred Stock (as amended). A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01 of this Current Report on Form 8-K and the exhibits attached hereto are deemed to be "furnished" and shall not be deemed "filed" for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Vital Energy, Inc. Amended and Restated Certificate of Incorporation, dated November 21, 2023.
99.1	Press Release dated November 21, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL ENERGY, INC.

Date: November 21, 2023	By:	/s/ Bryan J. Lemmerman
Bryan J. Lemmerman
Executive Vice President and Chief Financial Officer